UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street

 New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 20, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of ImClone Systems Incorporated (the “Company”) approved the performance criteria that will be used to determine executive officer cash bonus awards under the Company’s Annual Incentive Plan for the fiscal year ending December 31, 2006 (“Fiscal Year 2006”). The Fiscal Year 2006 performance criteria, subject to the maximum specified in the next sentence, are revenues, earnings, achievement of specific product-related targets based on position and a discretionary factor. The maximum permitted bonuses under the Annual Incentive Plan for Fiscal Year 2006 pursuant to the requirements of Internal Revenue Code Section 162(m) are determined based on operating income. Maximum bonuses for the Interim Chief Executive Officer and the next four most highly paid executives shall be allocated from a pool equal to 2% of the Company’s 2006 operating income, with the maximum bonuses equal to 40%, 25%, 15%, 10% and 10% of that bonus pool, respectively. Actual bonuses will be determined by the Committee based on satisfaction of the performance criteria.

A copy of the Annual Incentive Plan was filed as an appendix to the Company’s Proxy Statement for its 2003 Annual Meeting of Shareholders, filed August 21, 2003, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
(Registrant)

	By:	/s/ Erik D. Ramanathan
Dated: March 22, 2006		Erik D. Ramanathan
Vice President, General Counsel